                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                         RIBOZYME PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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




                         RIBOZYME PHARMACEUTICALS, INC.
                             2950 Wilderness Place
                            Boulder, Colorado  80301





To our Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Ribozyme Pharmaceuticals, Inc. (the "Company") to be held on the 22nd day of May 1997 at 8:00 a.m., local time, at the principal offices of the Company, 2950 Wilderness Place, Boulder, Colorado. Your Notice of Annual Meeting, Proxy Statement and Proxy are enclosed, as is the Company's 1996 Annual Report, which includes the Company's financial statements.

         At the Annual Meeting, you will be asked to elect seven directors, to amend the Company's 1996 Stock Option Plan and to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1997. The Board of Directors has approved the proposals described in the Proxy Statement and recommends that you vote "FOR" each proposal.

         Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we ask that you return your completed Proxy, using the envelope provided, as soon as possible and in any case no later than 3:00 p.m. on Wednesday, May 21, 1997.

         Thank you for your continued support.

                                           Very truly yours,

                                           RIBOZYME PHARMACEUTICALS, INC.



                                           /s/ Ralph E. Christoffersen

                                           Dr. Ralph E. Christoffersen
                                           President and CEO



Date: April 28, 1997

                         RIBOZYME PHARMACEUTICALS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 1997



TO OUR SHAREHOLDERS:

         Notice is hereby given that pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders of Ribozyme Pharmaceuticals, Inc., a Delaware corporation, will be held on Thursday, May 22, 1997, at 8:00 a.m., local time, at 2950 Wilderness Place, Boulder, Colorado. The purposes of the meeting are:

     1) To elect seven (7) directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified.

     2) To amend the Company's 1996 Stock Option Plan to (i) eliminate the restriction that options for a maximum of 55,555 shares of the Company's common stock (the "Company Stock") may be granted to any individual during a calendar year; (ii) increase by 350,000 to 1,667,154 the number of shares of Company Stock which may be granted pursuant to options; and (iii) provide that each non-employee director shall receive non-statutory stock options for 5,000 shares of Company Stock annually which shall vest one year following the date of grant.

     3) To ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1997.

     4) To transact such other business as may be properly presented at the meeting.

         The names of the Board of Directors' nominees for directors of the Company are set forth in the accompanying Proxy Statement.

         Only shareholders of record at the close of business on April 11, 1997, will be entitled to vote at the meeting. To be sure that your shares are represented at the meeting, you are urged to vote, sign, date and promptly return the enclosed Proxy in the envelope provided. You may revoke your Proxy at any time prior to the time it is voted.

                                      By Order of the Board of Directors

                                      /s/ Lawrence E. Bullock

                                      Lawrence E. Bullock, Secretary
Date:    April 28, 1997
         Boulder, Colorado

         IMPORTANT PLEASE MAIL YOUR PROXY PROMPTLY. IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE SO THAT IT WILL BE RECEIVED NO LATER THAN 3:00 P.M., MAY 21, 1997. SHARES OF COMPANY STOCK REPRESENTED BY PROXIES WHICH ARE RETURNED UNMARKED WILL BE VOTED IN FAVOR OF THE NOMINEES, THE AMENDMENTS TO THE 1996 STOCK OPTION PLAN, THE RATIFICATION OF THE INDEPENDENT AUDITORS AND, IN THE DISCRETION OF MANAGEMENT, UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE MEETING.

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 1997


                              GENERAL INFORMATION



         This Proxy Statement is furnished in connection with the solicitation of Proxies by management under the direction of the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held May 22, 1997. Only shareholders of record as of April 11, 1997, will be entitled to notice of, and to vote at, the Annual Meeting. Each share is entitled to one vote on the matters to be voted on at the Annual Meeting. As of April 11, 1997, 6,963,953 shares of Company Stock were outstanding held of record by 167 shareholders.

         The cost of soliciting Proxies will be borne by the Company. In addition to use of the mails, Proxies may be solicited personally or by telephone or facsimile by directors and officers who will not be specially compensated for such solicitation. The Company has engaged American Stock Transfer & Trust Company, the Company's transfer agent, to solicit Proxies held by brokers and nominees. Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward these soliciting materials to their principals and the Company will, upon request, reimburse them for the reasonable expenses of doing so. The Company's transfer books will remain open between the record date and meeting date.

         This Proxy Statement and enclosed Proxy were first mailed to the Company's shareholders on or about April 28, 1997.

         Your Proxy is important in helping to achieve good representation at the meeting. Any shareholder giving a Proxy has the right to revoke it at any time before it is exercised; therefore, execution of the Proxy will not in any way affect the shareholder's right to attend the meeting in person. Revocation may be made prior to the meeting by written revocation or duly executed Proxy bearing a later date sent to the Company, Attention: Lawrence E. Bullock, Secretary, 2950 Wilderness Place, Boulder, Colorado 80301; or a Proxy may be revoked personally at the Annual Meeting by written notice to the Secretary at the Annual Meeting prior to the voting of the Proxy. In the absence of specific instructions to the contrary, shares represented by properly executed Proxies received by management, including unmarked Proxies, will be voted to elect the nominees to the Board described herein, to amend the 1996 Stock Option Plan (the "Plan") and to ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1997.

         The holders of a majority of the outstanding Company Stock, present in person or by Proxy, are required for a quorum at the meeting. Cumulative voting is not permitted. If a quorum is present at the meeting, the simple majority vote of shares voting is required for election of the seven directors, amendment of the Plan and ratification of the Company's independent auditors.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of March 31, 1997, there were 6,963,686 shares of Company Stock outstanding, par value $.01, held of record by 166 shareholders. The following table sets forth information with respect to the beneficial ownership of Company Stock as of March 31, 1997, by (i) each person known by the Company to own beneficially more than 5 percent of the outstanding Company Stock, (ii) each current director of the Company, and (iii) all executive officers and directors of the Company as a group. Except as otherwise indicated, each of the persons named below has sole voting and investment power with respect to the Company Stock owned by them. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 1997, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.

Name and Address of                              Amount and Nature of                     Percent of
Shareholder                                      Beneficial Ownership                 Shares Outstanding
--------------------------------------------------------------------------------------------------------
Chiron Corporation                                   1,063,868                                  14.4%
  4560 Horton Street
  Emeryville, California  94608

International Biotechnology Trust plc                  537,633                                   7.7
  c/o Rothschild Asset Management, Ltd.
  Five Arrows House
  St. Swithin's Lane
  London EC4N 8NR England

Ralph E. Christoffersen, Ph.D.                         132,032(1)                                1.9

Jeremy L. Curnock Cook                                 537,633(2)                                7.7

Anthony B. Evnin, Ph.D.                                315,773(3)                                4.5

Charles M. Hartman                                     251,917(4)                                3.6

David T. Morgenthaler                                  372,874(5)                                5.4

Anders P. Wiklund                                        2,311(6)                                 *

Lewis T. Williams, M.D., Ph.D.                              --                                    --

Lawrence E. Bullock                                      4,584(7)                                 *

Alene Holzman                                               --                                    --

Nassim Usman, Ph.D.                                     13,908(8)                                 *

Executive officers and directors
as a group (10 persons)                              1,631,032(9)                               23.2%

--------------------------
 *       Less than 1 percent.
(1) Includes 3,333 shares of Company Stock owned by Dr. Christoffersen's daughter in which Dr. Christoffersen disclaims beneficial ownership. Amount also includes options to purchase 40,443 shares of Company Stock exercisable within 60 days of March 31, 1997.
(2) Includes 537,633 shares held by The International Biotechnology Trust plc, for which Rothschild Asset Management, Ltd. ("Rothschild") acts as investment advisor. Mr. Cook is a director of Rothschild but disclaims beneficial ownership of such shares.
(3) Includes 218,022 shares held by Venrock Associates and 97,751 shares held by Venrock Associates II, L.P. (together "Venrock"). Mr. Evnin is a general partner of Venrock and disclaims beneficial ownership of such shares except to the extent of his general partnership interests therein.
(4) Includes 206,732 shares held by CW R&D Fund II, L.P. and 45,185 shares held by CW Ventures II, L.P. Mr. Hartman is a general partner of CW Partners II, L.P. and CW Partners III, L.P., the general partners, respectively, of these entities. Mr. Hartman disclaims beneficial ownership of the shares held by these partnerships except to the extent of his general partnership interests therein.

(5) Includes 362,874 shares held by Morgenthaler Venture Partners III and 10,000 shares held by Morgenthaler Family Partnership, both partnerships of which Mr. Morgenthaler is a general partner. Mr. Morgenthaler disclaims beneficial ownership of such shares except to the extent of his general partnership interests therein.
(6) Includes options to purchase 2,311 shares of Company Stock exercisable within 60 days of March 31, 1997.
(7) Includes options to purchase 3,334 shares of Company Stock exercisable within 60 days of March 31, 1997.
(8) Includes 170 shares of Company Stock and options to purchase 815 shares of Company Stock within 60 days of March 31, 1997 by Dr. Usman's spouse in which Dr. Usman disclaims beneficial ownership. The amount shown also includes options to purchase 12,446 shares of Company Stock exercisable within 60 days of March 31, 1997.
(9) Includes options to purchase 59,349 shares of Company Stock exercisable within 60 days of March 31, 1997.




                       PROPOSAL 1 - ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

         In accordance with the Company's Bylaws, seven directors will be elected to the Board of Directors to serve until the 1998 Annual Meeting of Shareholders or until his successor has been duly elected and qualified. The Proxies will be voted, unless authority to do so is withheld, in favor of the seven nominees recommended by the Board. Each nominee is currently a member of the Board of Directors of the Company. The Board has no reason to anticipate that any nominee will decline or be unable to serve as a director. In the event any nominee does decline or is unable to serve, proxies may be voted for the election of a substitute nominee or the Board may reduce the number of directors to be elected. Certain information regarding each nominee is set forth below.

         DAVID T. MORGENTHALER, age 77, has served as a Director of the Company since February 1992 and was elected Chairman of the Board in December 1995.
Mr. Morgenthaler was a founder of, and has been Managing Partner of, Morgenthaler Ventures, a private venture capital firm, since 1968. He has been a director of a substantial number of public and private companies. Mr. Morgenthaler received his M.S. degree from the Massachusetts Institute of Technology. Mr. Morgenthaler is a member of the Company's Executive Committee and the Compensation Committee.

         RALPH E. CHRISTOFFERSEN, PH.D., age 59, has served as Chief Executive Officer, President and Director of the Company since June 1992. Prior to joining the Company, Dr. Christoffersen was Senior Vice President and Director of U.S. Research at SmithKline Beecham Pharmaceuticals from 1989 to June 1992, and prior to that held senior management positions in research at The Upjohn Company from 1983 to 1989. Prior to joining The Upjohn Company, Dr. Christoffersen served as a Professor of Chemistry and Vice Chancellor for Academic Affairs at the University of Kansas and as President of Colorado State University. He received his Ph.D. in Physical Chemistry from Indiana University. Dr. Christoffersen is a member of the Company's Executive Committee.

         JEREMY L. CURNOCK COOK, age 47, has served as a Director of the Company since July 1995. Mr. Cook is a Director of Rothschild Asset Management, Ltd., and has been responsible for the Rothschild Bioscience Unit since 1987. Mr. Cook founded the International Biochemicals Group in 1975, which he subsequently sold to Royal Dutch Shell in 1985, remaining as Managing Director until 1987. He is also a Director of Creative BioMolecules Inc., Targeted Genetics Inc., Cantab Pharmaceuticals plc and Biocompatibles International plc. Mr. Cook holds an M.A. in Natural Sciences from Trinity College Dublin. Mr. Cook is a member of the Company's Audit Committee.

         ANTHONY B. EVNIN, PH.D., age 56, has served as a Director of the Company since February 1992. Dr. Evnin has been a General Partner of Venrock Associates, a venture capital partnership, since 1975. He is also a Director of Arris Pharmaceutical Corporation, Centocor, Inc., SUGEN, Inc., Opta Food Ingredients, Inc., Kopin Corporation and Triangle Pharmaceuticals, Incorporated. Dr. Evnin received his Ph.D. from the Massachusetts Institute of Technology. Dr. Evnin is a member of the Company's Executive Committee and Audit Committee.

         CHARLES M. HARTMAN, age 55, has served as a Director of the Company since February 1992. He has been a General Partner of CW Group, a venture capital partnership, since 1983. From 1965 to 1983 Mr. Hartman held a number of positions with Johnson & Johnson. He is a Director of SUGEN, Inc., and Geron Corporation. Mr. Hartman is a member of the Company's Compensation Committee.

         ANDERS P. WIKLUND, age 56, has served as a Director of the Company since August 1994. Mr. Wiklund has been with Biacore Inc., since January 1997, where he is President. Previously, from 1967 through 1996, Mr. Wiklund served in numerous executive positions for the Kabi and Pharmacia group of companies, including President and CEO of Kabi Vitrum Inc., and Kabi Pharmacia, Incorporated. Mr. Wiklund is also a Director of PharmaGenics, Inc., InSite Vision, Inc., and Vascular Therapeutics, Incorporated. Mr. Wiklund graduated from the Pharmaceutical Institute in Stockholm, where he received a Master of Pharmacy degree. Mr. Wiklund is a member of the Company's Audit Committee and Compensation Committee.

         LEWIS T. WILLIAMS, M.D., PH.D., age 47, has served as a Director of the Company since February 1996. He has been a Senior Vice President of Research and Development at Chiron Corporation and President of Chiron Technologies since August 1994. Dr. Williams has also been a Professor of Medicine at the University of California, San Francisco, since 1988 and served as an Investigator, Howard Hughes Medical Institute, from 1985 to 1993.

         The Board of Directors recommends a vote FOR THE ELECTION OF THE SEVEN NOMINEES FOR DIRECTOR NAMED ABOVE.

         The officers of the Company hold office until their successors are appointed by the Board of Directors (see "Executives and Executive Compensation"). There are no arrangements or understandings between any of the directors listed above or the officers, or any other persons, pursuant to which any of the above directors have been selected as directors, or officers have been selected as officers. In 1996 the Company provided Directors and Officers Liability Insurance in the aggregate amount of $5.0 million.

BOARD COMMITTEES AND MEETINGS

         In 1996 there were eight meetings of the Board of Directors of the Company. All directors attended 75 percent or more of the Company's Board meetings and meetings of Board committees on which they served. The Board of the Company has no standing nominating committee. Nominees for the Board of Directors are determined by the entire Board.

         The Company's Executive Committee, consisting of Drs. Christoffersen and Evnin and Mr. Morgenthaler (Chairman), manages and operates the Company in the ordinary course of business. The Board retains its power to issue shares of stock, oversee secured debt financing and lease transactions, declare dividends and adopt certificates of ownership and merger. The Executive Committee met five times in 1996.

         The Company's Compensation Committee, consisting of Messrs. Hartman (Chairman) and Morgenthaler and Wiklund, met eight times in 1996. The Compensation Committee reviews and recommends for Board approval grants of options pursuant to the Company's 1996 Stock Option Plan (the "Plan"), makes policy decisions concerning salaries and incentive compensation for employees and consultants of the Company and reviews and recommends for Board approval compensation for executive officers. (See "Report by the Compensation Committee on Executive Compensation" and "Executives and Executive Compensation--1996 Stock Option Plan.")

         The Company's Audit Committee, consisting of Dr. Evnin (Chairman) and Messrs. Cook and Wiklund, met one time in 1996. The Audit Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditors, and reviews and evaluates the Company's audit and control functions.

DIRECTOR COMPENSATION

         FEES. As of March 1997, Directors of the Company who are not salaried officers or employees receive a fee of $1,000 per day for each Board or committee meeting attended and $500 per day for participation in a telephonic meeting of the Board or a Board committee. In 1996, Board members received no compensation for service on the Board or Board committees, except that Mr. Wiklund received $1,000 for each Board meeting attended. In addition, Mr. Wiklund received an option to purchase 4,444 shares of the Company's Common Stock in 1994, 1,111 of which vested immediately in June 1994 and 3,333 which began to vest over five years starting in 1995. (See "Board Committees and Meetings.") Directors may also be reimbursed for certain expenses in connection with attendance at Board and committee meetings.


         STOCK OPTIONS. Nonemployee directors may also receive stock options for 5,000 shares of Company Stock annually under the Plan if the amendments to the Plan are approved by shareholders at the Annual Meeting. (See "PROPOSAL 2-- AMENDMENT OF 1996 STOCK OPTION PLAN.")

EXECUTIVES AND EXECUTIVE COMPENSATION

         Certain information regarding the Company's executive officers is set forth below.

         RALPH E. CHRISTOFFERSEN, PH.D. is discussed in "PROPOSAL 1-ELECTION OF DIRECTORS--Directors and Nominees."

         LAWRENCE E. BULLOCK has served as Vice President of Administration and Finance, Chief Financial Officer and Secretary since January 1996. Prior to joining the Company, Mr. Bullock was Chief Financial Officer, Director of Finance and Administration and Secretary of La Jolla Pharmaceutical Company, a biopharmaceutical company, from December 1990 to January 1996. Mr. Bullock received his MBA from the University of Utah.

         ALENE A. HOLZMAN has served as General Manager of Target Validation and Discovery Business and Vice President of Business Development since April 1997. Prior to joining the Company, Ms. Holzman was Vice President of ChemTrak Corporation, a medical technology firm, from January 1990 to March 1997 where she was responsible for Finance, Business Development and Marketing and Sales. From 1987 to 1990, she was Vice President of CytoSciences, Inc., a biomedical company and from 1981 to 1987 she was Vice President of Marketing and Sales for Hana Biologics Inc., (now Cell Genesys Corporation) a publicly-held biotechnology firm. Ms. Holzman received her MBA from the University of California at Berkeley.

         NASSIM USMAN, PH.D. served as Director of Chemistry & Biochemistry Research of the Company from April 1994 until May 1996 when he was appointed Vice President of Research. From September 1992 until April 1994 Dr. Usman served as Senior Scientist in Chemistry and Biochemistry at the Company. Prior to joining the Company, Dr. Usman was a Postdoctoral Fellow and Scientist in the Departments of Biology and Chemistry at the Massachusetts Institute of Technology from January 1987 to September 1992. Dr. Usman received his Ph.D. in Chemistry from McGill University.

         The following table sets forth information concerning all compensation received for services rendered in all capacities to the Company for the three years ended December 31, 1996, by Dr. Christoffersen, the Company's CEO and President, and by the two other executive officers of the Company in 1996, Mr. Bullock and Dr. Usman, whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 1996.


                           SUMMARY COMPENSATION TABLE



                                                                            LONG TERM COMPENSATION
                                          ANNUAL COMPENSATION               ----------------------
                                 ------------------------------------                     SHARES
                                                               OTHER        RESTRICTED  UNDERLYING
                                                              ANNUAL          STOCK       OPTIONS     ALL OTHER
 NAME AND PRINCIPAL POSITION     YEAR  SALARY($)  BONUS($)   COMP ($)       AWARDS ($)  GRANTED (#)   COMP ($)
---------------------------------------------------------------------       -----------------------------------
 Ralph E. Christoffersen, Ph.D.  1996    247,248         --  70,000(1)      188,100(2)    97,770       153,910(2)
 Chief Executive Officer and     1995    244,614     50,000  50,000(1)           --          --             --
 President                       1994    234,886     25,000  25,000(1)           --          --             --

 Lawrence E. Bullock             1996    118,433     15,000  24,993(3)           --       66,000            --
 Vice President of
 Administration
 and Finance, CFO and
 Secretary

 Nassim Usman, Ph.D.             1996    132,919     25,000  20,499(4)           --       53,892            --
 Vice President of Research      1995    101,652      8,650                      --        8,332            --
                                 1994     93,304      8,550                      --        5,332            --


--------------------------
(1)      Amounts include: $50,000, $50,000 and $25,000 in 1996, 1995 and 1994,
         respectively, of forgiveness of a loan made by the Company to Dr. Christoffersen in 1992 related to relocation expenses. In addition, the Company compensated Dr. Christoffersen $20,000 in 1996 to assist him with the tax liability relating to the loan forgiveness. (See "Employment Agreements" below.)
(2) Amounts relate to a bonus of $342,010 payable $153,910 in cash and $188,100 in shares of Company Stock at the Company's initial public offering price (18,810 shares at an initial public offering price of $10.00 per share) upon closing of the Company's initial public offering in April 1996. (See "Employment Agreements" below.)
(3) Amount includes $9,058 representing implied interest related to a loan of $75,000 made by the Company to Mr. Bullock in 1996 relating to relocation expenses. Amount also includes $15,935 to reimburse Mr. Bullock for his costs in connection with his relocation from California. (See "Employment Agreements" below.)
(4) Amount represents implied interest, grossed-up for tax purposes, related to an interest-free loan of $75,000 made to Dr. Usman in 1996. (See "Employment Agreements" below.)



         EMPLOYMENT AGREEMENTS.    In May 1992 the Company entered into an
Employment Agreement (the "Christoffersen Agreement") with Ralph E. Christoffersen, Ph.D., the Company's President and Chief Executive Officer, which, as amended, currently provides for (i) an annual salary of $269,500,
(ii) an annual performance-based cash bonus of up to $50,000, (iii) an interest-free loan, which had an outstanding balance of $25,000 as of March 31, 1997, to be repaid by bonus or other means to be agreed upon by the Company and Dr. Christoffersen, (iv) the grant of options as reflected in the tables contained elsewhere in this Proxy Statement, (v) the grant of options in January 1997 to acquire 24,450 shares of Company Stock at an exercise price of $11.06 per share, which options vest ratably over five years, and (vi) the grant of options in March 1997 to acquire 60,000 shares of Company Stock at an exercise price of $10.75 per share, which options vest upon the completion of
certain performance milestones.   The Christoffersen Agreement is subject to
termination upon Dr. Christoffersen's death, disability or for cause (as defined in the Christoffersen Agreement). In the event of the termination of Dr. Christoffersen's employment with the Company, he is entitled to receive all accrued salary and benefits up to the time of his termination and, unless he has been terminated for cause, six months of severance pay at his then current salary.

         In January 1996 the Company entered into an employment agreement with Lawrence E. Bullock, the Company's Vice President of Administration and Finance, Chief Financial Officer and Secretary, which, as amended, currently provides for (i) an annual salary of $136,250, (ii) an annual performance-based cash bonus of up to $25,000, (iii) the grant of options as reflected in the tables contained elsewhere in this Proxy Statement, (iv) the grant of options in March 1997 to acquire 20,000 shares of Company Stock at an exercise price of $10.75 per share which options vest upon the completion of certain performance milestones, and (v) repayment of certain relocation expenses including an interest- free loan of $75,000. In the event of Mr. Bullock's termination of employment by the Company without cause, he will be entitled to six months' severance pay at his then current salary.

         In May 1996 the Company entered into an employment agreement with Nassim Usman, Ph.D., the Company's Vice President of Research, which, as amended, currently provides for (i) an annual salary of $158,000, (ii) an annual performance-based cash bonus of up to $25,000, (iii) the grant of options as reflected in the tables contained elsewhere in this Proxy Statement,
(iv) payment by the Company of the exercise price of certain vested options on each year's anniversary of Dr. Usman's appointment, up to $15,000 per year for a total of five years, as long as Dr. Usman is employed by the Company, satisfactory performance is maintained and shares acquired are not sold until one year after the five year period has ended, (v) the grant of options in March 1997 to acquire 20,000 shares of Company Stock at an exercise price of $10.75, which options vest upon the completion of certain performance milestones, and (vi) an interest-free loan of $75,000. In the event of Dr. Usman's termination of employment by the Company without cause, he will be entitled to six months' severance pay at his then current salary.

         In February 1997 the Company entered into an employment agreement with Alene A. Holzman, the Company's Vice President of Business Development and General Manager of Target Validation and Discovery Business, which provides for (i) an annual salary of $150,000, (ii) an annual performance-based cash bonus of up to $30,000, (iii) the grant of options to acquire 60,000 shares of Company Stock at an exercise price of $10.50, of which the options for 30,000 shares vest upon the completion of certain performance milestones and the options for 30,000 shares vest ratably over five years, and (iv) an interest-free loan of $75,000 to be provided upon request, of which 33% will be forgiven annually, beginning on the first anniversary of Ms. Holzman's employment by the Company, as long as she is employed by the Company. In the event of Ms. Holzman's termination of employment by the Company without cause, she will be entitled to six months' severance pay at her then current salary.


         1996 STOCK OPTION PLAN. In March 1996, the Company's shareholders approved the 1996 Stock Option Plan (the "Plan"). (See "PROPOSAL 2--AMENDMENT OF 1996 STOCK OPTION PLAN" for a description of the Plan.) The purpose of the Plan is to strengthen the ability of the Company to attract and retain well-qualified executive and managerial personnel, to furnish additional incentive to those persons responsible for the successful management of the Company and thereby to enhance shareholder value. The Plan is administered by the Compensation Committee of the Board of Directors which designates the optionees, exercise prices, exercise periods and dates of grants. (See "Report by the Compensation Committee on Executive Compensation.") The Board of Directors has retained the right to amend or terminate the Plan as it deems advisable. However, no amendment may be made to increase the number of shares of Company Stock which may be optioned under the Plan, permit the grant of any incentive stock option at an option price less than fair market value, shorten the period for exercise of an option or permit the granting of options which expire beyond the set period, without submitting such amendments to shareholders for approval. In addition, no amendments to, or termination of, the Plan shall impair the rights of any individual under options previously granted without such individual's consent.

         The following table presents certain information concerning individual grants of stock options that were made under the Plan during 1996 to each of the named executives. The table also sets forth the potential realizable values for the stock options based on future appreciation assumptions. There can be no assurance that the values shown in this table will be achieved. No stock appreciation rights were granted in 1996.


                             OPTION GRANTS IN 1996


                                        Individual Grants
                        ----------------------------------------------------------    Potential Realizable
                                     % of Total                                              Value at
                         Number of    Options                                          Assumed Annual Rate of
                        Securities   Granted to   Exercise     Option                 Stock Price Appreciation
                        Underlying    Employees      or         Date                     for Option Term(3)
                         Options         in        Base        Market    Expiration      -----------------
  Name                  Granted (#)    1996(1)    Price($)   Value($)(2)     Date        5% ($)     10% ($)
  ----                  --------------------------------------------------------------------------------------
Ralph E. Christoffersen   *22,220         4.6         2.70       10.00      01/03/06      306,949     532,239
                          *20,000         4.1        11.85       11.88      09/20/06      150,024     379,272
                           55,550        11.4        11.85       11.88      09/20/06      416,695   1,053,431
                           ------        ----
Lawrence E. Bullock        16,666         3.4         2.70       10.00      01/23/06       28,299      71,716
                           *5,555         1.1         2.70       10.00      01/23/06        9,432      23,903
                           33,779         6.9        11.85       11.88      09/20/06      253,385     640,573
                           10,000         2.1        11.25       11.25      12/06/06       70,751     179,296
                           ------        ----
                           66,000        13.5

Nassim Usman               *7,000         1.4        15.25       15.25      05/10/06       67,135     170,132
                           10,000         2.1        15.25       15.25      05/10/06       95,906     243,045
                           26,892         5.5        11.85       11.88      09/20/06      201,724     509,970
                           10,000         2.1        11.25       11.25      12/06/06       70,751     179,296
                           ------        ----
                           53,892        11.1

________________________________
  * The options were granted under the 1996 Stock Option Plan, as amended, and become 100% vested upon the completion of certain performance milestones. All other options granted vest in increments of 20% over a five year period. The term of option grants are ten years from the date of grant.
(1) The Company granted options representing an aggregate of 487,208 shares to employees of the Company in 1996 under the Plan.
(2) Options granted prior to the Company's initial public offering in April 1996 (exercise price: $2.70) are valued at $10.00 per share for stock price appreciation purposes. Options granted at $11.85 per share are valued based on a ten-day average prior to grant date.
(3) In accordance with Securities and Exchange Commission rules, these columns show gains that might exist for the respective options, assuming the market price of Company Stock appreciates from the date of grant over a period of ten years at the annual rate of five and ten percent, respectively. Actual gains realized, if any, are dependent on the future performance of Company Stock and overall market conditions. If the stock price does not increase above the exercise price, compensation to the executive officers will be zero.

         The following table sets forth certain information with respect to the exercise of options to purchase Company Stock in 1996 and the unexercised options held at December 31, 1996, and the value thereof, by the named executive officers.

                      AGGREGATED OPTION EXERCISES IN 1996
                      AND DECEMBER 31, 1996 OPTION VALUES

                                                                   Number of               Value of Unexercised
                                     Number                   Unexercised Options          In-the-Money Options
                                    of Shares     Value     at December 31, 1996(#)      at December 31, 1996($)(1)
                                   Acquired on  Realized   -------------------------     --------------------------
Name                               Exercise(#)   ($)(1)    Exercisable/Unexercisable     Exercisable/Unexercisable
----                               -----------  --------   -------------------------     --------------------------
Ralph E. Christoffersen              76,112      802,982        30,443 / 93,772            286,177 / 184,743

Lawrence E. Bullock                    --          --             0 / 66,000                  0 / 184,434

Nassim Usman                           --          --           6,446 / 63,554              57,259 / 78,136

--------------------------------

(1) Represents the market value based upon the closing price per share of Company Stock as quoted on the Nasdaq National Market on December 31, 1996 ($11.00 per share), less the option exercise price.
         Employment Agreementsow.)

         401(K) PLAN.   As part of its effort to attract and maintain high
quality staff, the Company adopted a 401(k) Salary Reduction Plan and Trust (the "401(k) Plan") on June 1, 1992, pursuant to which participating employees may contribute up to a maximum of 20 percent of their salary, subject to IRS limitations. All funds withheld from employees are paid to a trustee who invests for the benefit of members of the 401(k) Plan. In March 1997, the 401(k) Plan was amended to provide that the Company may match the employee's contributions with Company Stock.

         EMPLOYEE STOCK PURCHASE PLAN.   In March 1996 the Company adopted an
Employee Stock Purchase Plan (the "Purchase Plan"), authorizing the issuance of 300,000 shares pursuant to purchase rights granted to employees of the Company. The Purchase Plan provides a means by which employees purchase Company Stock through payroll deductions. The Purchase Plan is implemented by offerings of rights to eligible employees. Generally, each offering is twenty-four months' duration with purchases occurring on each October 31 and April 30 during each offering (except that April 30, 1996, was not a purchase date). The initial offering began on April 11, 1996, and will terminate April 30, 1998. Company Stock is purchased for accounts of employees participating in the Purchase Plan at a price per share equal to the lower of (i) 85 percent of the fair market value of a share of Company Stock on the date of commencement of participation in the offering or (ii) 85 percent of the fair market value of a share of Company Stock on the date of purchase. Generally, all regular employees, including executive officers, may participate in the Purchase Plan and may authorize payroll deduction of up to 15 percent of their base compensation for the purchase of stock under the Purchase Plan. The Company's Board of Directors has the authority to terminate the Purchase Plan at its discretion.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Company's Compensation Committee (the "Committee"), Messrs. Hartman (Chairman), Morgenthaler and Wiklund, have no interlocking relationships as defined by rules and regulations of the Securities and Exchange Commission.

REPORT BY THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         RESPONSIBILITIES AND OBJECTIVES. The Committee establishes and administers the general compensation policies and plans for the Company and the specific compensation levels for the executive officers and other key employees. The Committee is responsible for conducting, at a minimum, annual reviews of executive compensation and for taking certain actions regarding the compensation of senior executives of the Company. The Committee determines the salary levels for senior executives, and other key employees, and the types and amounts of cash and other bonuses to be distributed to these individuals in accordance with short-and long-term financial plans approved by the Board.
The Committee also determines grants of stock options pursuant to the Plan.

         This report is submitted by members of the Committee summarizing their involvement in the compensation decisions and policies adopted by the Company for the Company's executive officers.

         GENERAL POLICY. The Company's executive compensation practices are designed to reward and provide an incentive for executives based on the achievements of annual and long-term corporate and individual performance goals. Compensation levels for executives are established after giving consideration to a variety of quantitative measures including, but not limited to, Company financial and operating performance, peer group comparisons and labor market conditions. Before making decisions, the Committee elicits the recommendations and advice of the CEO regarding appropriate or desired levels of compensation for management personnel generally. The Committee has complete access to all necessary Company personnel records, financial reports and other data, and may seek the advice of experts and analysts.

         The ultimate purpose of the Company's compensation structure is to attract and retain executives of the highest caliber and to motivate these executives to put forth maximum effort toward the achievement of Company goals identified through the strategic planning process of the Board and management. Also, the compensation design emphasizes long-term incentives in the form of stock options that will encourage these individuals to maintain their focus on the paramount importance of long-term shareholder interests.

         COMPONENTS OF COMPENSATION. In evaluating executive compensation, the Committee focuses upon several fundamental components: salary, annual bonus and long-term incentive compensation consisting of stock options. The Committee's recommendations are offered to the full Board of Directors and are ultimately ratified, changed or rejected by the full Board.

         Salary levels for senior executives and other officers are reviewed by the Committee annually. The Company has entered into employment agreements with its executive officers, as amended from time to time, which set forth the salary level for each executive. (See "Executive Compensation--Employment Agreements"). In establishing salary levels, the Committee has relied upon salary survey data and other publicly available information. The Committee also considers the experience of each executive officer as well as his or her past performance and expected future performance.

         The annual bonus component of executive compensation has historically been provided to an executive, if and as appropriate, for obtaining pre-determined corporate and individual goals. The Committee typically determines whether annual bonuses will be awarded to executives for attainment of these goals at the end of each year. At that time, the Committee also sets the performance goals for the upcoming year.

         The third component of the Company's executive compensation strategy is long-term incentive compensation pursuant to which executives receive stock options pursuant to the Plan which are tied to the long-term appreciation of the value of the Company Stock. The Plan offers executives the possibility of future gains depending upon the executives' continued employment by, and contributions to, the Company. The Committee believes that a portion of the total compensation of senior executives over a period of years should consist
of such long-term incentive awards.   (See "Executive Compensation--1996 Stock
Option Plan.")

         Executive officers of the Company also are permitted to participate in the Purchase Plan which is open to all of the Company's full-time employees. (See "Executive Compensation--Employee Stock Purchase Plan.") The Purchase Plan enables the Company's employees, including executive officers, to acquire Company Stock at a discount to the market price by allocating up to 15 % of their base salary (subject to certain limits) to the acquisition of such stock.

         REVIEW OF EXECUTIVE COMPENSATION. The Committee, in making its recommendations and determinations at year end 1996 regarding executive compensation, was influenced by numerous positive considerations, including achievement of all 1996 corporate goals as set forth in the 1996 budget and planning process.

         In light of the results in 1996, the Committee determined that increases in executive compensation were justifiable, both to reward management for accomplishments to date and to encourage future achievement of both short- and long-term objectives. Accordingly, the Committee approved salary increases and bonuses which it believes reflected appropriate rewards for management's performance in 1996. The Committee also granted stock options to the executive officers. (See "Executive Compensation.")

         COMPENSATION OF CHIEF EXECUTIVE OFFICER. In assessing appropriate types and amounts of compensation for the Chief Executive Officer, the Committee evaluates both corporate and individual performance. Corporate factors included in the evaluation are (i) market capitalization, (ii) number of products in clinical and preclinical development, (iii) levels and quality of research, and (iv) current and potential funds raised in equity offerings and collaborations. Individual factors include initiation and implementation of successful business strategic partnerships, maintenance of an effective management team and various personal qualities, including leadership, commitment and professional standing.

         CONCLUSION. For these and other reasons, the Committee recommended an increase in salary for Dr. Christoffersen from $247,242 in 1996 to $269,500 in 1997. In addition, the Committee approved and recommended payment of a $25,000 cash bonus, as well as a $20,000 payment to help offset certain tax liabilities, to Dr. Christoffersen for 1996 to be payable after January 1, 1997. The Committee also granted stock options for 55,550 shares of Company Stock under the Plan to Dr. Christoffersen in 1996. (See "Executive Compensation.") The Committee believes that these compensation amounts and awards reflect appropriate levels given the Company's performance in 1996 and the individual performance of management. The Committee also believes that these awards evidence the Committee's philosophy to emphasize long-term incentive rewards tied to the Company's performance.

         Submitted by the Compensation Committee: Charles M. Hartman (Chairman)
                                                  David T. Morgenthaler
                                                  Anders P. Wiklund

COMPANY PERFORMANCE

         The following line graph presents the cumulative total shareholder return for the Company Stock since April 11, 1996, when the Company Stock was listed on the Nasdaq National Market, compared with the Nasdaq Composite (US) index and Nasdaq Biotech index. Trade prices are not always disclosed to management. The graph assumes that $100 was invested on April 11, 1996 and that dividends were reinvested.


                          TOTAL RETURN TO STOCKHOLDERS
                  (ASSUMES $100 INVESTMENT ON APRIL 11, 1996)




                               [ GRAPH OMITTED ]





-------------------------------------------------------------------------------------------
                                 4/11/96      4/30/96     6/28/96     9/30/96     12/31/96
-------------------------------------------------------------------------------------------
RIBOZYME PHARMACEUTICALS, INC.  $   100.00   $   143.75   $  128.75  $  117.50   $   110.00
-------------------------------------------------------------------------------------------
NASDAQ BIOTECH                  $   100.00   $   107.28   $   99.77  $  103.72   $   102.71
-------------------------------------------------------------------------------------------
NASDAQ COMPOSITE (US)           $   100.00   $   108.16   $  107.70  $  111.57   $   117.47
-------------------------------------------------------------------------------------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with the hiring of Dr. Christoffersen, Mr. Bullock and Dr. Usman, the Company has made the following interest-free loans to each individual. (See "Executive Compensation--Employment Agreements.")

         Name                               Loan Amount     Remaining Balance(1)
         -----------------------------------------------------------------------
         Ralph E. Christoffersen, Ph.D.     $250,000(2)           $25,000
         Lawrence E. Bullock                  75,000               75,000
         Nassim Usman, Ph.D.                  75,000               75,000

--------------------------
(1)      As of March 31, 1997.
(2) The Company forgave (i) $50,000 of the outstanding principal amount in June 1993, (ii) $25,000 of the outstanding principal amount in January 1994, (iii) $50,000 of the outstanding principal amount in January 1995, (iv) $50,000 of the outstanding principal amount in January 1996, and (v) $50,000 of the outstanding principal amount in January 1997.

         BioHoldings, Inc., an Ohio corporation ("BioHoldings"), purchased 748,433 shares of Company Stock for $0.214 per share on February 7, 1992. Thomas A. Mann, one of the founders and a former director of the Company, held a controlling interest in BioHoldings. At the time of the Company's initial public offering in April 1996, pursuant to certain rights granted in the Stockholders Agreement dated February 7, 1992, between the Company, BioHoldings and certain investors, BioHoldings merged with the Company and the shareholders of BioHoldings received 778,002 shares of Company Stock in exchange for their shares of BioHoldings stock. H. Axel Schupf, one of the Company's former directors, and Mr. Mann received 19,450 and 420,510 shares, respectively, in exchange for their BioHoldings stock. Mr. Schupf and Robert A. Paul, also a former director of the Company, were directors of BioHoldings.

         Chiron Corporation ("Chiron") and the Company granted each other licenses to certain technologies and agreed to undertake research activities pursuant to the Collaborative Research, Development and Commercialization Agreement dated as of July 15, 1994, Chiron (i) purchased 100,000 shares of Company Stock for a purchase price of $3.60 per share, (ii) purchased 107,095 shares of the Company's Series E Preferred Stock for a purchase price of $37.35 per share, and (iii) purchased a warrant at a price of $4.50 per warrant share (for which Chiron has paid $0.45 per warrant share), exercisable for 444,444 shares of Company Stock for an exercise price of $40.50 per share. In February 1996, the Company amended the warrant issuable to Chiron to reduce the exercise price from $40.50 per share to $22.50 per share. At the time of the closing of the Company's initial public offering in April 1996, Chiron (i) purchased 377,202 shares of Company Stock for $3,640,000 at the initial public offering price less one-half of the underwriting discount, (ii) paid the Company $1,800,000 to complete the purchase of its warrant, and (iii) received 35,127 additional shares of Company Stock pursuant to antidilutive provisions.

         In May 1996, the Company entered into a collaboration with Chiron for the use of ribozymes to characterize gene function. The collaborations give Chiron the right to develop and commercialize products that result from the collaboration, and entitle the Company to receive product development milestone payments and royalties on sales of any such commercial products. Chiron and the Company each pay a portion of the research and development expenses of the collaboration, and the Company agreed to provide Chiron $1.8 million, which was paid in 1996, for research funding related to the proposed collaboration and/or the Chiron Agreement.

         The Company believes that the foregoing transactions were in its best interests. As a matter of policy, these transactions were, and all future transactions between the Company and any of its officers, directors or principal stockholders will be, approved by a majority of the independent members of the Board of Directors, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes of the Company.

EMPLOYEES

         The Company employed 72 full-time equivalent persons as of December
31, 1996.   None of the Company's employees is covered by collective bargaining arrangements, and management considers relations with its employees to be good.


                PROPOSAL 2 - AMENDMENT OF 1996 STOCK OPTION PLAN

         The Company's Incentive Stock Option Plan and the Non-Qualified Stock Option Plan were adopted by the Board of Directors in December 1992 (collectively the "1992 Plans"). In March 1996 the Company amended, restated and merged the 1992 Plans and named the resulting plan the 1996 Stock Option Plan (the "Plan"). Under the Plan, 1,317,154 shares are currently reserved for issuance upon exercise of options granted to employees, officers and consultants of the Company. The Plan will terminate in January 2006, unless sooner terminated by the Board of Directors. The purpose of the Plan is to attract and retain qualified personnel; to provide additional incentives to employees, officers, directors and consultants of the Company; and to promote the success of the Company's business. Pursuant to the Plan, the Company may grant or issue incentive stock options and supplemental (non-qualified) stock options to consultants, employees, officers and directors.

         The Plan provides for the grant of both incentive stock options intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended, and non-statutory stock options. The Board has delegated administration of the Plan to a Compensation Committee comprised of three independent directors. (See "Board Committees and Meetings.") Subject to the limitations set forth in the Plan, the Board or the Compensation Committee has the authority to select the persons to whom grants are to be made, to designate the number of shares to be covered by each option, to determine whether an option is to be an incentive stock option or a non-statutory stock option, to establish vesting schedules, and, subject to certain restrictions, to specify the type of consideration to be paid upon exercise and to specify other terms of the options.

         The maximum term of options granted under the Plan is ten years (five years for an incentive option granted to a person who at that time owns 10 percent of the total combined voting power of all classes of stock). The aggregate fair market value of the stock with respect to which incentive stock options are first exercisable in any calendar year may not exceed $100,000 per optionee; portions in excess of such amount shall be treated as non-statutory stock options. Options granted under the Plan are non-transferable and generally expire upon the earlier of the stated expiration date or three months after the termination of an optionee's service to the Company (18 months in the event the optionee's employment terminates by reason of death and 12 months in the event the optionee's employment terminates due to disability, or such longer or shorter period specified in the option agreement).

         The Board has discretion in connection with a merger, consolidation, reorganization or similar corporate event where the Company is the surviving corporation to prescribe the terms and conditions for the modifications of the options granted under the Plan. In the event of a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, all outstanding options will terminate unless assumed by another corporation.

         No specific vesting schedule is required under the Plan. The exercise price of incentive stock options must equal at least the fair market value of the Company Stock on the date of grant, except that the exercise price of incentive stock options granted to any person who at the time of grant owns stock possessing more than 10 percent of the combined voting power of all classes of stock must be at least 110 percent of the fair market value of such stock on the date of grant. The exercise price on non-statutory stock options under the Plan may be no less than 85 percent of the fair market value of the Company Stock on the date of grant.

         The Plan currently provides that options for only 55,555 shares of Company Stock may be granted to any individual during a calendar year, and that a total of 1,317,154 shares of Company Stock may be granted pursuant to the Plan. As of April 11, 1997, options for 1,003,734 shares of Company Stock had been granted under the Plan. In order to continue to attract and retain qualified senior level executives for employment by the Company and to serve on the Company's Board of Directors, the Board of Directors believes that the following amendments to the Plan be adopted:

(1) Section 4(a) shall be amended to increase by 350,000, to a total of 1,667,154, the number of shares of Company Stock which may be granted pursuant to options under the Plan.

(2) Section 5(d) shall be amended to eliminate the restriction that options for a maximum of 55,555 shares of Company Stock may be granted to any individual during a calendar year.

(3) Section 5(e) shall be added to provide that each director shall receive Non-statutory Stock Options (as defined in the Plan) for 5,000 shares of Company Stock annually upon election to the Board. These options shall vest one year after the date of grant so long as the director continues to serve on the Company's Board of Directors during the entire year following the date of grant.

         Subject to shareholder approval of these amendments, each of the Company's six nonemployee directors (Messrs. Morgenthaler, Cook, Hartman and Wiklund and Drs. Evnin and Williams) were granted options for 5,000 shares of Company Stock, to be effective as of May 22, 1997, Dr. Christoffersen was granted options for 60,000 shares of Company Stock to be effective as of March 25, 1997 and options for 75,550 shares of Company Stock to be effective as of September 20, 1996, and Ms. Holzman was granted options for 60,000 shares of Company Stock to be effective April 1, 1997.

         In all other respects the Plan will remain the same. Shareholders may receive a copy of the 1996 Stock Option Plan without charge upon written request directed to Lawrence E. Bullock, Secretary, 2950 Wilderness Place, Boulder, Colorado 80301.

         These amendments to the Plan must be approved by the holders of a majority of the shares of Company Stock present at the Annual Meeting, in person or by Proxy, in order to be effective. The Board of Directors believes these amendments to the Plan is in the best interest of the Company and its shareholders and recommends that shareholders vote FOR APPROVAL OF THE AMENDMENTS TO THE 1996 STOCK OPTION PLAN.


         PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         Ernst & Young LLP has served as the Company's independent auditors since 1992 and for the years ended December 31, 1992, through December 31, 1996. At the Annual Meeting, shareholders will be asked to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives of Ernst & Young LLP will also have the opportunity to make a statement if they desire to do so.

         The Board of Directors recommends that shareholders vote FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1997.

                             FILING OF SEC REPORTS

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers, directors and persons who beneficially own more than 10 percent of the common stock of the Company to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are also required by SEC regulations to furnish the Company with copies of these reports. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that its executive officers, directors and greater than 10 percent beneficial owners complied with all Section 16(a) filing requirements, except that Mr. Morgenthaler inadvertently made a late filing relating to one transaction and Drs. Christoffersen and Usman as well as Mr. Bullock inadvertently made late filings relating to one transaction each.



                              FINANCIAL STATEMENTS

         An annual report, including financial statements of the Company prepared in conformity with generally accepted accounting principles, is being distributed to all Company shareholders of record and is enclosed herewith. THE COMPANY'S ANNUAL REPORT TO THE SEC ON FORM 10-KSB MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST DIRECTED TO LAWRENCE E. BULLOCK, SECRETARY, 2950 WILDERNESS PLACE, BOULDER, COLORADO 80301.



                            SHAREHOLDERS' PROPOSALS

         It is expected that the 1998 Annual Meeting of Shareholders of the Company will be held on or about May 22, 1998. Any proposals intended to be presented at the 1998 Annual Meeting must be received at the Company's offices on or before December 22, 1997, in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to such meeting.


                                 OTHER MATTERS

         The Annual Meeting is called for the purposes set forth in this notice. Management is not aware of any other matter that will come before the meeting. However, if any other business should come before the meeting, your Proxy, if signed and returned, will give to the persons designated in it discretionary authority to vote according to their best judgment. It is the intention of the persons named in the Proxy to vote pursuant to the Proxy in accordance with the recommendations of management.

                                           By Order of the Board of Directors

                                           /s/ Lawrence E. Bullock

                                           Lawrence E. Bullock, Secretary

Date: April 28, 1997

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE

                         ANNUAL MEETING OF SHAREHOLDERS
                         ROBOZYME PHARMACEUTICALS, INC.

                                  MAY 22, 1997





                Please Detach and Mail in the Envelope Provided


       Please mark your
A [X]  votes as in this
       example.

              UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED
                           "FOR" THE FOLLOWING ITEMS:

                  FOR all
          nominees listed at right      WITHHOLD AUTHORITY
            (except as marked to         to vote for all
                the contrary)        nominees listed at right   Nominees: Ralph E. Christoffersen
(1) To elect as                                                           Jeremy L.        Cook
    directors the    [ ]                    [ ]                           Anthony B. Evnin
    nominees listed                                                       Charles M. Manman
    at right                                                              David T. Morgenthaler
Instruction: TO WITHHOLD AUTHORITY FOR ANY                                Anders P. Wikund
INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH                                 Lewis T. Williams
THAT NOMINEE'S NAME IN THE LIST AT RIGHT:

                                                  FOR     AGAINST     ABSTAIN
(2) To attend the Company's 1996 Stock Option
    Plan as described in the accompanying Proxy   [ ]       [ ]         [ ]
    Statement.

(3) To ratify the selection of Ernst & Young as
    independent auditors for the Company for the  [ ]       [ ]         [ ]
    year ending December 31, 1997.

(4) In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or matters incidental to the conduct of the meeting.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF
DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3. THIS
PROXY WHEN PROPERLY  EXECUTED WILL BE VOTED AS DIRECTED. IF
NO DIRECTION IS MADE IT WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK,
SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE.

                                                    WE DO [ ]    DO NOT [ ]
                      EXPECT TO ATTEND THIS ANNUAL  MEETING OF SHAREHOLDERS

Signature of Shareholder(s)_______________   _________  Dated: ________, 1997

NOTE (Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please sign corporate seal. (If a partnership, please sign in partnership name by authorized person. If joint tenants, each joint tenant should sign.)

REVOCABLE PROXY

                        RIBOZYME PHARMACEUTICALS, INC.
                     SOLICITED BY THE BOARD OF DIRECTORS
                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 22, 1997

    The undersigned holder of common stock of Ribozyme Pharmaceuticals, Inc., a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders, and, revoking any proxy heretofore given, hereby appoints Dr. Ralph E. Christoffersen and Dr. Nassim Usman, and each of them, with full power to each of substitution as attorneys and proxies to appear and vote all shares of common stock of the Company registered in the name(s) of the undersigned and held by the undersigned of record as of April 11, 1997, at the Annual Meeting of Shareholders of the Company to be held at the Company's principal office, 2950 Wilderness Place, Boulder, Colorado, on May 22, 1997, at 8:00 a.m., and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and to vote according to their discretion on all other matters which may be properly presented for action at the meeting. All properly executed proxies will be voted as indicated.

                        (TO BE SIGNED ON REVERSE SIDE)           ------------
                                                                 SEE REVERSE
                                                                     SIDE
                                                                 ------------